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                               Envirotest Systems Corp.

                                         and

                             the Guarantors named herein

                                         and

                          First Trust National Association,

                                       Trustee

                                 --------------------


                            SECOND SUPPLEMENTAL INDENTURE


                             Dated as of January 30, 1996


                                 --------------------


                                     $200,000,000


                                 9-1/8% Senior Notes
                                       due 2001

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    SECOND SUPPLEMENTAL INDENTURE dated as of January 30, 1996, among
ENVIROTEST SYSTEMS CORP., a Delaware corporation (the "Company"), ENVIROTEST TECHNOLOGIES, INC., a Delaware corporation (the "Initial Guarantor"), REMOTE SENSING TECHNOLOGIES, INC., a Delaware corporation ("RST"), ENVIROTEST PARTNERS, a Pennsylvania partnership (f/k/a Envirotest/Synterra Partners) ("Envirotest Partners"), ENVIROTEST ACQUISITION CO., a Delaware corporation ("Envirotest Acquisition"), and SYSTEMS CONTROL, INC., a Washington corporation ("Systems Control"), and FIRST TRUST NATIONAL ASSOCIATION, a National Association, as Trustee.


                                       RECITALS

    WHEREAS, the Company, the Initial Guarantor and the Trustee entered into an Indenture, dated as of March 15, 1994 (the "Original Indenture"), pursuant to which the Company issued $200,000,000 in principal amount of 9-1/8% Senior Notes due 2001 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

    WHEREAS, the Company, the Initial Guarantor, RST, Envirotest Partners and the Trustee amended the Original Indenture, as amended, by entering into a First Supplemental Indenture dated as of May 28, 1994 in accordance with Section 9.01 of the Original Indenture (as so supplemented by the First Supplemental Indenture, the "Indenture"); and

    WHEREAS, on January 22, 1996, the Company formed and capitalized Envirotest Acquisition as a wholly owned subsidiary; and

    WHEREAS, on January 30, 1996, Envirotest Acquisition acquired Systems Control; and


    WHEREAS, Section 9.01 of the Indenture provides that the Company, the Initial Guarantor and the Trustee may amend or supplement the Indenture without the consent of any Holders in order to, among other things, add additional Guarantors pursuant to Section 12.03 of the Indenture; and

    WHEREAS, the Company, the Initial Guarantor, the Trustee, Envirotest Partners, RST, Envirotest Acquisition and Systems Control desire to amend the Indenture without the consent of any Holders to add each of Envirotest Acquisition and Systems Control as a Guarantor in accordance with Section 12.03 of the Indenture;

    NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition, Systems Control and the Trustee covenant and agree for the benefit of each other and for the equal and

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proportionate benefit of the respective Holders of the Securities as follows:


                                      ARTICLE 1

    Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture.

    Section 1.02. Envirotest Acquisition hereby expressly assumes the obligations of a Guarantor under the Indenture from and after Janury 30, 1996, and Systems Control hereby expressly assumes the obligations of a Guarantor under the Indenture from and after January 30, 1996.

    Section 1.03. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition, Systems Control and the Trustee, it being understood that the obligations undertaken in Section 1.02 hereof shall become effective as of the dates indicated in such Section 1.02.


                                      ARTICLE 2

    Section 2.01. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

    Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

    Section 2.03. The laws of the State of New York shall govern this Second Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company, the Initial Guarantor, Envirotest Partners, RST, Envirotest Acquisition and Systems Control agree to submit to the jurisdiction of the courts of the State of New York in any action

                                         -2-
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or proceeding arising out of or relating to this Second Supplemental Indenture.

    Section 2.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                                      SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                                       COMPANY

                                       ENVIROTEST SYSTEMS CORP.


                                       By:       /s/ Raj Modi
                                          -------------------------------------
                                       Name:     Raj Modi
                                       Title:    Vice President


                                       INITIAL GUARANTOR

                                       ENVIROTEST TECHNOLOGIES, INC.


                                       By:       /s/ Raj Modi
                                          -------------------------------------
                                       Name:     Raj Modi
                                       Title:    Vice President


                                       ENVIROTEST PARTNERS

                                       By:  ENVIROTEST SYSTEMS CORP.,
                                            its general partner


                                       By:       /s/ Raj Modi
                                          -------------------------------------
                                       Name:     Raj Modi
                                       Title:    Vice President


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                                       REMOTE SENSING TECHNOLOGIES, INC.


                                       By:       /s/ C. Michael Alston
                                          -------------------------------------
                                       Name:     C. Michael Alston
                                       Title:    Vice President


                                       ENVIROTEST ACQUISITION CO.


                                       By:       /s/ C. Michael Alston
                                          -------------------------------------
                                       Name:     C. Michael Alston
                                       Title:    Secretary


                                       SYSTEMS CONTROL, INC.


                                       By:       /s/ C. Michael Alston
                                          -------------------------------------
                                       Name:     C. Michael Alston
                                       Title:


                                       TRUSTEE

                                       FIRST TRUST NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:    /s/ Richard Prokosch
                                          -------------------------------------
                                       Name:  Richard Prokosch
                                       Title: Trust Officer




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